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                                                                    EXHIBIT 10.2

                            Amendment Number 2 to the

     Automatic Flexible Premium Variable Life Reinsurance Agreement Number 2
                         (Referred to as the Agreement)

                                     Between

                   WESTERN RESERVE LIFE ASSURANCE CO. OF OHIO
                             St. Petersburg, Florida
                         (referred to as the Reinsured)

                                       and

                       WMA LIFE INSURANCE COMPANY LIMITED
                                Hamilton, Bermuda
                         (referred to as the Reinsurer)


                            Effective October 1, 1999



Schedule B2, AMOUNT OF REINSURANCE, is replaced by the following:

         The amount of reinsurance under this Agreement shall be the Reinsurer's quota share percentage shown below of the liability of the Reinsured on all life insurance policies and riders in the forms listed in Schedule A, Business Reinsured.

         Quota Share Percentages for Issue Dates in 1998, 1999, and 2000: For issue dates in 1998, the quota share percentage will be 20%.

         The quota share percentage shall be 0%, commencing as of the effective date of this amendment, for policies issued from January 1, 1999 through September 30, 1999 previously reinsured on a 20% quota-share basis. Pursuant to Amendment Number 1 to the Agreement, Article XVI, RECAPTURE, Paragraph 1, the Reinsured elects to recapture one hundred percent (100%) of the Reinsured Policies issued from January 1, 1999, through September 30, 1999. The Reinsured will pay the Reinsurer a Recapture Fee equal to (a) plus (b) plus (c), where:

         (a) equals $13,355,774 plus accrued interest at an effective rate of 9%, which shall accrue from October 1, 1999 to the date such amount is settled and paid, which shall be paid no later than January 31, 2000,

         (b) equals $458,456 plus accrued interest at an effective rate of 6.5%, which shall accrue from October 1, 1999 to the date such amount is settled and paid, which shall be paid no later than January 31, 2000, and

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         (c)      equals $482,441 plus accrued interest at an effective rate of
                  6.5%, which shall accrue from November 3, 1999 to the date such amount is settled and paid, which shall be paid no later than January 31, 2000.

         The Reinsured may offset the Recapture Fee against amounts otherwise due the Reinsured.

         For policies issued from October 1, 1999 through December 31, 2000, the quota share percentage will be 0%.

         Quota Share Percentages for Issue Dates in 2001 and later:
         Notwithstanding the provisions of the previous three paragraphs and at any time, on or after January 1, 2000 and before April 1, 2003, the Reinsurer shall have the option (provided the Reinsurer demonstrates sufficient capacity) to convert the reinsurance on all policies and riders reinsured under the Automatic Flexible Premium Variable Life Reinsurance Agreement Number 3 ("FFB MRT Agreement"), issued from the beginning of the prior calendar year to the date the Reinsurer elects to convert the reinsurance on the policies and riders, to the Agreement. The Reinsurer shall demonstrate its capacity by showing the Reinsured that its unassigned invested securities, together with anticipated cash flows (including retrocession facilities), will be sufficient to meet expected reinsurance settlements, with regard to the converted reinsurance on the policies and riders, for a period of not less than twenty-four months following the date the Reinsurer elects to convert the reinsurance of the policies and riders from the FFB MRT Agreement to the Agreement. Upon election to convert the reinsurance on the policies and riders, the initial ceding allowance payable to the Reinsured shall equal (a) less (b) less (c), where:

         (a) equals settlements that would have otherwise occurred under the Agreement, had the policies and riders been reinsured under the Agreement from the beginning of the prior calendar year to the date the Reinsurer elects to convert the reinsurance on the policies and riders from the FFB MRT Agreement, accrued at an effective rate of * %, and

         (b) equals all settlements due or paid under the FFB MRT Agreement from the beginning of the prior calendar year to the date the Reinsurer elects to convert the reinsurance on the policies and riders to the Agreement from the FFB MRT Agreement, accrued at an effective rate of *%.

         (c) equals the settlement paid for business that was recaptured for quarters one through three of 1999 under the Co/ModCo Agreement. This amount is $458,456 measured from October 1, 1999 or $482,441 measured from November 3, 1999, accrued at an effective rate of * %. This settlement is applicable only during Year 2000.

         The initial ceding allowance shall be payable within 14 days after the Reinsurer's election to convert the reinsurance of the policies and riders.


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         * Material omitted pursuant to Rule 24b-2 under the Securities
         Exchange Act of 1934.

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         The Reinsurer and the Reinsured will jointly determine the quota share percentages for the balance of the calendar year in which the Reinsured converts the reinsurance on the policies and riders reinsured under the FFB MRT Agreement to the Agreement. Thereafter, the Reinsurer and the Reinsured will jointly determine the quota share percentages no later than December 1st applicable to new issues in the following calendar year. The determining factors for the quota share percentage are the expected WMA Total Flexible Premium Variable Life First Year Target Premiums Collected by the Reinsured for the calendar year that the quota share percentage will be applicable. This determination of the quota share percentage will be on a mutually acceptable basis, recognizing the good faith nature of this Agreement, and with references to the estimates made by both parties, based on results from prior periods.

         The Scheduled Quota Share Percentages for each threshold of expected WMA Total Flexible Premium Variable Life First Year Target Premiums Collected by the Reinsured are shown in the following table:


            ----------------------------------------------------------
            WMA TOTAL FLEXIBLE PREMIUM VARIABLE LIFE        SCHEDULED
                       FIRST YEAR TARGET                   QUOTA SHARE
                       PREMIUMS COLLECTED                   PERCENTAGE
                 BY THE REINSURED (IN MILLIONS)
            ----------------------------------------------------------
                            $50-149                            20%
            ----------------------------------------------------------
                            $150-199                           25%
            ----------------------------------------------------------
                            $200-249                           30%
            ----------------------------------------------------------
                            $250-599                           35%
            ----------------------------------------------------------
                             $600+                             40%
            ----------------------------------------------------------


                          *      *      *      *      *

Except as expressed herein, all terms, covenants and provisions of the Automatic Flexible Premium Variable Life Reinsurance Agreement Number 2 that are not in conflict with the provisions of this amendment shall remain unaltered and in full force and effect.

In witness of the above, the Reinsured and the Reinsurer, by their respective officers have executed this amendment in duplicate at the dates and places indicated and shall be effective as of October 1, 1999.


WESTERN RESERVE LIFE                             WMA LIFE INSURANCE
ASSURANCE CO. OF OHIO                            COMPANY LIMITED

at  St. Petersburg, Fl                           at   Kamuela, Hawaii
on March 16, 2000                                on March 20, 2000

By: /s/ Larry Kirkland                           By:  /s/ Edward F. McKernan
   -----------------------------------              ---------------------------
Title:   VP & Managing Actuary                   Title:  Vice President

By: /s/ Alan Yaeger                              By: /s/ Thomas W. Montgomery
   -----------------------------------              ---------------------------
Title:  EVP                                      Title: Vice President